Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.02

Poster 1026

mTFF2-MSA (mTNX-1700*) Suppresses Tumor Growth and Increases Survival in an Anti-PD-1 Treated MC38 Colorectal Cancer Model by Targeting MDSCs

Bruce L. Daugherty[1], Rebecca J. Boohaker[2], Rebecca Johnstone[2], Karr Stinson[2], Jin Qian[3], Timothy C. Wang[3], Seth Lederman[1]

[1]Tonix Pharmaceuticals, Inc., 26 Main Street, Suite 101, Chatham, NJ 07928; [2]Southern Research, 2000 9th Ave S, Birmingham, AL 35205; [3]Division of Digestive and Liver Diseases, Irving Cancer Research Center, Columbia University Medical Center, New York, NY 10032

*TNX-1700 is an investigational new biologic and has not been approved for any indication

Abstract

Myeloid-derived suppressor cells (MDSCs) in the tumor microenvironment are a potential therapeutic target in immune checkpoint cancer therapy, but improved survival has yet to be shown targeting MDSCs. It has previously been demonstrated that trefoil factor family 2 (TFF2), a secreted anti-inflammatory peptide, can partially suppress MDSC expansion and partially activate tumor immunity through agonism of the CXCR4 receptor[1-3]. We investigated whether a novel recombinant fusion protein, designated murine TNX-1700, which contains murine TFF2 fused to murine serum albumin (mTFF2-MSA), can improve survival in an anti-PD-1 treated syngeneic mouse model of colorectal cancer (CRC). The fusion protein was designed with the goal of increasing half-life and reducing dose frequency. We developed a model using MC38 CRC cells grafted subcutaneously into C57BL/6 mice. Mice subsequently received either mTFF2-MSA, anti-PD-1 antibody (clone 29F.1A12), or both, and tumor volume, and survival were measured. Flow cytometry was performed to examine treatment-induced effects on immune profiles. Administration of mTFF2-MSA suppressed tumor growth (TGI 50%), while the combination of mTFF2-MSA and anti-PD-1 antibody had an additive effect and suppressed tumor growth dramatically (TGI 87%). Mice receiving both mTFF2-MSA, and anti-PD-1 exhibited a survival rate of 90% after 50 days, while vehicle and single mTFF2-MSA therapy were 30% and 60%, respectively. The percentage of exhausted CD8+ T cells was markedly reduced in the draining lymph node by the combination treatment, as measured by flow cytometry using antibodies against LAG3, TIM3, and PD-1. mTFF2-MSA in combination with checkpoint inhibition via anti-PD-1 antibody is additive in an advanced syngeneic mouse model of colorectal cancer.

Introduction

Tumors Create a Toxic, Immunosuppressive Microenvironment (TME)


The TME supports tumor growth and enables cancers to thrive by evading immune surveillance and destruction

Key

- Healthy cell
- Malignant cell
- Myeloid-derived suppressor cell (MDSC)
- Cancer-associated fibroblast
- Exhausted CD8 T cell
- Cytotoxic CD8 T cell
- CD4 T cell
- Dendritic cell (DC)
- B cell
- Natural Killer (NK) cell
- Macrophage
- Neutrophil

- Tumors are surrounded by endothelial and stroma cells, and invading immune cells, both innate and adaptive[4,5]
- Complex regulatory network supports tumor growth, enabling cancers to thrive by evading immune surveillance and destruction[5,6]
- The TME sabotages tumor-killing cytotoxic CD8 T cells[1]
- Myeloid-derived suppressor cells (MDSCs) interfere with anticancer immunity[5,6]

MDSCs are a Major Therapeutic Target

- Levels of MDSCs tend to correlate with tumor stage, patient survival, and metastatic burden and may predict poor response to certain cancer treatments[7]
- MDSCs represent a central mechanism of immunosuppression in cancer; targeting these cells could significantly improve our ability to fight cancer[8,9]
- **Therapeutic Strategies Include[9]:**

- Promoting differentiation of MDSCs to a non-immunosuppressive cell type
- Blocking MDSC immunosuppressive functions
- Inhibiting MDSC expansion
- Eliminating MDSCs

Results

Fig. 1: mTFF2-MSA is a Novel Fusion Protein


Murine TFF2
106 AA
Murine Serum Albumin
584 AA
MW (kDa)
1
2
250
150
100
75
50
37
SDS-PAGE
1) Reduced
2) Non-reduced

Fig. 2: Schematic of Syngeneic MC38 CRC Tumor Model


D0:
s.c. implant of MC38 cells
D10:
Randomization
Average tumor volume= 75mm³
D11:
Dose Initiation
D11-49:
Treatment period
MSA-TFF2 (M/W/F)
Anti-PD1 (Q7D)
D11-33:
PK sampling of non-tumored mice
D49
Study Termination

Fig. 3: Pharmacokinetic Analysis of mTFF2-MSA in Mice

- Dose: 40 mg/kg i.p.
- N = 3/group
- Murine TFF2 ELISA on mouse serum


Concentration, µg/mL
1500
1000
500
0
-500
0 hr
1 hr
6 hr
24 hr
72 hr
96 hr
7 day
14 day
21 day
Time Post-Injection

Fig. 4: Inhibition of Tumor Growth in the MC38 CRC Model


Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2/Anti-PD-1
Tumor Volume, mm³
Dose Initiation
50%
82%
87%
Days on Study
Day 49
**
****
****
** p<0.001
**** p<0.0001

Fig. 5: Probability of Survival in the MC38 CRC Model


Percent
Days
Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2/Anti-PD-1

Hazard Ratio (Mantel-Haenszel)	Vehicle/mTFF2-MSA	Vehicle/Anti-PD-1	Vehicle/Combo
Ratio	2.57	5.46	5.08
95% CI	0.74 – 8.92	1.50 – 19.88	1.36 – 18.95

Fig. 6: Inhibition of Tumor Growth in the CT26.wt CRC Model


Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2/Anti-PD-1
Tumor Volume, mm³
16%
40%
60%
Days on Study
Day 25
*
ns
ns
* p<0.05

Fig. 7: Probability of Survival in the CT26.wt CRC Model


Percent
Days
Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2/Anti-PD-1

Hazard Ratio (Mantel-Haenszel)	Vehicle/mTFF2-MSA	Vehicle/Anti-PD-1	Vehicle/Combo
Ratio	2.57	5.46	5.08
95% CI	0.74 – 8.92	1.50 – 19.88	1.36 – 18.95

Conclusions

- mTFF2-MSA (mTNX-1700) is a novel fusion protein and exhibits an extended half-life *in vivo* in mice.
- In the MC38 mouse model of colorectal cancer, mTFF2-MSA alone inhibited tumor growth by 50%, and is additive with anti-PD-1 by inhibiting tumor growth by 87%.
- In the MC38 model, survival was 90% in the combination treated group after 50 days, with 40% exhibiting a complete response, while 20% survived in the untreated group.
- In the CT26.wt mouse model of colorectal cancer, mTFF2-MSA alone inhibited tumor growth by 16%, and is additive with anti-PD-1 by inhibiting tumor growth by 60%.
- In the CT26.wt model, survival was 60% in the combination treated group after 30 days, while 0% survived in the untreated group.
- TNX-1700 is a novel mechanism for suppressing MDSCs and has the potential to synergize with other immuno-oncology drugs.

References

1. Dubeykovskaya Z, et al. *JBC*, 2009; 284:3650-366
2. Dubeykovskaya Z, et al. *Nature Comm.* 2016;7:1-11
3. Dubeykovskaya Z, et al. *Cancer Gene Ther.* 2019;26:48-57
4. Belli C, et al. *Cancer Treat Rev.* 2018;65:22-32.
5. Roma-Rodriguez C, et al. *Int J Mol Sci.* 2019;20(4):840.
6. Tsai M, et al. *ISRN Biochem.* 2014:351959.
7. Condamine T, et al. *Annu Rev Med.* 2015;66:97-110.
8. Tuccito A, et al. *Virchows Arch.* 2019;474(4):407-420.
9. Gabrilovitch DI, et al. *Nat Rev Immunol.* 2009;9(3):162-174.

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Keystone Symposia, Cancer Immunotherapy, Banff, Alberta, Canada, March 6, 2023